Exhibit 99.1

For Immediate Release
NASDAQ Stock Market:	MCBC

Macatawa Bank Corporation Reports
Second Quarter 2019 Results

HOLLAND, Mich. (July 25, 2019) – Macatawa Bank Corporation (NASDAQ: MCBC) today announced its results for the second quarter of 2019, reflecting continued strong financial performance.

•	Net income of $8.0 million in second quarter 2019 versus $6.7 million in second quarter 2018 – up 19%
•	Growth in revenue (up 10%) over second quarter of 2018 while expenses were stable (up less than 1%)
•	Strong profitability with return on assets and equity of 1.62% and 15.94%, respectively, in second quarter of 2019
•	Seasonal decline in loan portfolio balances during the quarter
•	Growth in core deposit balances during the quarter of $43.2 million and up 5% from June 30, 2018
•	Asset quality metrics remained strong

Macatawa reported net income of $8.0 million, or $0.24 per diluted share, in the second quarter 2019 compared to $6.7 million, or $0.20 per diluted share, in the second quarter 2018.  For the first six months of 2019, Macatawa reported net income of $15.6 million, or $0.46 per diluted share, compared to $12.5 million, or $0.37 per diluted share, for the same period in 2018.  Macatawa’s 2019 earnings were positively impacted by improving revenues with nominal increases in non-interest expenses.

"Macatawa Bank Corporation continued its strong performance in the second quarter of 2019,” said Ronald L. Haan, President and CEO of the Company.  “Revenue growth, primarily higher net interest income, increased non-interest revenue and continued expense management resulted in a 19 percent increase in net income compared to the second quarter of 2018.  Continued growth in our balances of interest-earning assets has positively affected our net interest income while our core operating expenses remained well-controlled during the quarter.”

Mr. Haan concluded:  "In the first half of 2019 our efforts have again resulted in strong and consistent financial performance for our shareholders.  The banking environment in Western Michigan remains highly competitive, yet with the focus of our strong and committed team of professional bankers, we believe that Macatawa Bank Corporation remains well-positioned for continued growth and success in the second half of 2019.”

Macatawa Bank Corporation 2Q Results / page 2 of 5

Operating Results
Net interest income for the second quarter 2019 totaled $16.0 million, a decrease of $65,000 from the first quarter 2019 and an increase of $1.3 million from the second quarter 2018.  Net interest margin was 3.45 percent, down 9 basis points from the first quarter 2019, and up 8 basis points from the second quarter 2018.  Net interest income for the first quarter 2019 benefitted from the collection of $251,000 in prepayment fees on commercial loans, primarily related to one commercial relationship.  Prepayment fees were only $6,000 in the second quarter 2019 and $32,000 in the second quarter 2018.

Average interest earning assets for the second quarter 2019 increased $26.4 million from the first quarter 2019 and were up $103.4  million from the second quarter 2018.  This growth along with increases in yields on interest earning assets were the primary contributors to the improvement in net interest income.

Non-interest income increased $770,000 in the second quarter 2019 compared to the first quarter 2019 and increased $630,000 from the second quarter 2018.  These changes were largely due to fluctuations in gains on sales of mortgage loans.  Gains on sales of mortgage loans in the second quarter 2019 were up $403,000 compared to the first quarter 2019 and were up $392,000  from the second quarter 2018.  The Bank originated $21.4 million in mortgage loans for sale in the second quarter 2019 compared to $6.8 million in the first quarter 2019 and $8.4 million in the second quarter 2018.  This increase in production is due to a declining mortgage rate environment as well as customer preference for loan types that are typically sold (long-term fixed rate loans).  This resulted in a reduction in the volume of loans originated for portfolio compared to 2018.  The Bank originated $8.8 million in portfolio mortgage loans in the second quarter 2019 compared to $6.8 million in the first quarter 2019 and $18.8 million in the second quarter 2018.  Also positively impacting non-interest income in the second quarter 2019 were increases in trust fee income and debit card interchange income.

Non-interest expense was $11.3 million for the second quarter 2019, compared to $11.2 million for the first quarter 2019 and $11.3 million for the second quarter 2018.  The largest component of non-interest expense was salaries and benefit expenses.  Salaries and benefit expenses were up $135,000 compared to the first quarter 2019 and were down $10,000 compared to the second quarter 2018.  The increase compared to the first quarter 2019 was largely due to higher variable based compensation from mortgage production volume.  The decrease from the second quarter 2018 was attributed to decreases in medical insurance costs due to lower claims experience in 2019.

Nonperforming asset expenses decreased $38,000 in the second quarter 2019 compared to the first quarter 2019 and decreased $68,000 compared to the second quarter 2018.  Net gains of $34,000 were realized on sales of foreclosed properties in the second quarter 2019, while there were net gains of $45,000 in the first quarter 2019 and net losses of $6,000 in the second quarter 2018.  Other categories of non-interest expense were relatively stable compared to the first quarter 2019 and the second quarter 2018.

Federal income tax expense was $1.9 million for the second quarter 2019 compared to $1.7 million for the first quarter 2019 and $1.4 million for the second quarter 2018.  The effective tax rate was 19.3 percent for the second quarter 2019, compared to 18.3 percent for the first quarter 2019 and 17.6 percent for the second quarter 2018.

Macatawa Bank Corporation 2Q Results / page 3 of 5

Asset Quality
The Bank’s asset quality remained strong in the second quarter 2019 and again experienced net loan recoveries in the second quarter.  A negative provision for loan losses of $200,000 was recorded in the second quarter 2019, compared to a negative provision of $250,000 in the first quarter 2019 and a negative provision of $300,000 in the second quarter 2018.  Net loan recoveries for the second quarter 2019 were $194,000, compared to first quarter 2019 net loan recoveries of $266,000 and second quarter 2018 net loan recoveries of $320,000.  The Company has experienced net loan recoveries in seventeen of the past eighteen quarters. Total loans past due on payments by 30 days or more amounted to $360,000 at June 30, 2019, down 47 percent from $674,000 at March 31, 2019 and down 31 percent from $525,000 at June 30, 2018.  Delinquency as a percentage of total loans was a nominal 0.03 percent at June 30, 2019.

The allowance for loan losses of $16.9 million was 1.26 percent of total loans at June 30, 2019, compared to 1.22 percent of total loans at March 31, 2019, and 1.26 percent at June 30, 2018.  The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 58-to-1 as of June 30, 2019.

At June 30, 2019, the Company's nonperforming loans were $293,000, representing 0.02 percent of total loans.  This compares to $409,000 (0.03 percent of total loans) at March 31, 2019 and $125,000 (0.01 percent of total loans) at June 30, 2018.  Other real estate owned and repossessed assets were $3.1 million at June 30, 2019, compared to $3.3 million at March 31, 2019 and $3.9 million at June 30, 2018. Total nonperforming assets, including other real estate owned and nonperforming loans, decreased by $637,000, or 16 percent, from June 30, 2018 to June 30, 2019.

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	Jun 30, 2018

Commercial Real Estate	$102	$213	$318	$121	$121
Commercial and Industrial	---	---	873	---	2
Total Commercial Loans	102	213	1,191	121	123
Residential Mortgage Loans	191	195	112	2	2
Consumer Loans	---	1	1	---	---
Total Non-Performing Loans	$293	$409	$1,304	$123	$125

Macatawa Bank Corporation 2Q Results / page 4 of 5

Total non-performing assets were $3.4 million, or 0.17 percent of total assets, at June 30, 2019.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	Jun 30, 2018

Non-Performing Loans	$293	$409	$1,304	$123	$125
Other Repossessed Assets	---	---	---	---	---
Other Real Estate Owned	3,067	3,261	3,380	3,465	3,872
Total Non-Performing Assets	$3,360	$3,670	$4,684	$3,588	$3,997

Balance Sheet, Liquidity and Capital
Total assets were $1.98 billion at June 30, 2019, an increase of $52.5 million from $1.93 billion at March 31, 2019 and an increase of $105.9 million from $1.87 billion at June 30, 2018.  Total loans were $1.34 billion at June 30, 2019, a decrease of $41.1 million from $1.38 billion at March 31, 2019 and an increase of $15.8 million from $1.33 billion at June 30, 2018.

Commercial loans increased by $25.7 million from June 30, 2018 to June 30, 2019, partially offset by decreases of $5.4 million in the residential mortgage portfolio and $4.5 million in the consumer loan portfolio.  Commercial real estate loans increased by $16.9 million while commercial and industrial loans increased by $8.8 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	Jun 30, 2018

Construction and Development	$102,516	$102,133	$99,867	$93,794	$85,193
Other Commercial Real Estate	461,427	470,667	468,840	459,146	461,808
Commercial Loans Secured by Real Estate	563,943	572,800	568,707	552,940	547,001
Commercial and Industrial	467,222	493,891	513,347	467,703	458,468
Total Commercial Loans	$1,031,165	$1,066,691	$1,082,054	$1,020,643	$1,005,469

The commercial and industrial portfolio is subject to seasonal fluctuations as the Company typically experiences large paydowns on agricultural credits and loans to automobile, recreational vehicle and boat dealers in the first half of each year. The seasonal paydowns in these loan categories amounted to $38.4 million in the second quarter of 2019.  In addition there were two relationships totaling $7.9 million that paid-off during the second quarter of 2019 resulting from the sale of their businesses.

Total deposits were $1.66 billion at June 30, 2019, up $43.2 million from $1.62 billion at March 31, 2019 and up $80.6 million, or 5 percent, from $1.58 billion at June 30, 2018.  Demand deposits were up $26.6 million in the second quarter 2019 compared to the first quarter 2019 and were up $7.0 million compared to the second quarter 2018.  Money market deposits and savings deposits were up $10.7 million from the first quarter 2019 and were up $31.5 million from the second quarter 2018.  Certificates of deposit were up $5.9 million in the second quarter 2019 compared to March 31, 2019 and were up $42.1 million compared to June 30, 2018.  As deposit rates have risen, the Bank has experienced some shifting between deposit types, particularly certificates of deposit.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

Macatawa Bank Corporation 2Q Results / page 5 of 5

The Bank's risk-based regulatory capital ratios were higher at June 30, 2019 compared to March 31, 2019 and December 31, 2018 due to earnings growth, and continued to be at levels comfortably above those required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  As such, the Bank was categorized as "well capitalized" at June 30, 2019.

About Macatawa Bank
Headquartered in Holland, Mich., Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products. Macatawa Bank has been recognized for the past nine consecutive years as one of “West Michigan’s 101 Best and Brightest Companies to Work For”. For more information, visit www.macatawabank.com.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as “anticipates,” "believe," "expect," "may," "should," "will," ”intend,” "continue," "improving," "additional," "focus," "forward," "future," "efforts," "strategy," "momentum," "positioned," and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, and future net interest margin.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, reduce non-performing asset expenses, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2018.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)
(Dollars in thousands except per share information)

		Quarterly		Six Months Ended June 30
EARNINGS SUMMARY	2nd Qtr 2019	1st Qtr 2019	2nd Qtr 2018	2019	2018
Total interest income	$19,239	$19,189	$16,836	$38,429	$32,855
Total interest expense	3,284	3,169	2,183	6,453	4,019
Net interest income	15,955	16,020	14,653	31,976	28,836
Provision for loan losses	(200)	(250)	(300)	(450)	(400)
Net interest income after provision for loan losses	16,155	16,270	14,953	32,426	29,236

NON-INTEREST INCOME
Deposit service charges	1,078	1,050	1,060	2,128	2,110
Net gains on mortgage loans	614	211	222	825	363
Trust fees	1,003	890	945	1,893	1,870
Other	2,403	2,177	2,241	4,580	4,256
Total non-interest income	5,098	4,328	4,468	9,426	8,599

NON-INTEREST EXPENSE
Salaries and benefits	6,379	6,244	6,389	12,623	12,583
Occupancy	996	1,093	973	2,089	2,045
Furniture and equipment	866	844	773	1,710	1,578
FDIC assessment	119	120	132	239	264
Problem asset costs, including losses and (gains)	15	53	83	68	544
Other	2,959	2,884	2,909	5,844	5,679
Total non-interest expense	11,334	11,238	11,259	22,573	22,693
Income before income tax	9,919	9,360	8,162	19,279	15,142
Income tax expense	1,916	1,714	1,434	3,630	2,659
Net income	$8,003	$7,646	$6,728	$15,649	$12,483

Basic earnings per common share	$0.24	$0.22	$0.20	$0.46	$0.37
Diluted earnings per common share	$0.24	$0.22	$0.20	$0.46	$0.37
Return on average assets	1.62%	1.57%	1.44%	1.59%	1.34%
Return on average equity	15.94%	15.81%	15.23%	15.87%	14.24%
Net interest margin (fully taxable equivalent)	3.45%	3.54%	3.37%	3.50%	3.35%
Efficiency ratio	53.84%	55.23%	58.88%	54.52%	60.62%

BALANCE SHEET DATA Assets	June 30 2019	March 31 2019	June 30 2018
Cash and due from banks	$30,943	$28,143	$37,105
Federal funds sold and other short-term investments	199,940	115,843	107,416
Debt securities available for sale	222,825	224,645	218,770
Debt securities held to maturity	79,054	70,336	79,569
Federal Home Loan Bank Stock	11,558	11,558	11,558
Loans held for sale	1,016	512	61
Total loans	1,343,512	1,384,567	1,327,686
Less allowance for loan loss	16,886	16,892	16,695
Net loans	1,326,626	1,367,675	1,310,991
Premises and equipment, net	44,424	44,805	45,907
Bank-owned life insurance	41,695	41,433	40,744
Other real estate owned	3,067	3,261	3,872
Other assets	17,257	17,669	16,548

Total Assets	$1,978,405	$1,925,880	$1,872,541

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$476,700	$466,631	$496,605
Interest-bearing deposits	1,184,406	1,151,233	1,083,856
Total deposits	1,661,106	1,617,864	1,580,461
Other borrowed funds	60,000	60,000	65,667
Long-term debt	41,238	41,238	41,238
Other liabilities	10,542	8,812	5,461
Total Liabilities	1,772,886	1,727,914	1,692,827

Shareholders' equity	205,519	197,966	179,714

Total Liabilities and Shareholders' Equity	$1,978,405	$1,925,880	$1,872,541

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly					Year to Date
	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018	2nd Qtr 2018	2019	2018
EARNINGS SUMMARY
Net interest income	$15,955	$16,020	$15,628	$15,162	$14,653	$31,976	$28,836
Provision for loan losses	(200)	(250)	850	-	(300)	(450)	(400)
Total non-interest income	5,098	4,328	4,405	4,499	4,468	9,426	8,599
Total non-interest expense	11,334	11,238	10,397	11,239	11,259	22,573	22,693
Federal income tax expense	1,916	1,714	1,743	1,570	1,434	3,630	2,659
Net income	$8,003	$7,646	$7,043	$6,852	$6,728	$15,649	$12,483

Basic earnings per common share	$0.24	$0.22	$0.21	$0.20	$0.20	$0.46	$0.37
Diluted earnings per common share	$0.24	$0.22	$0.21	$0.20	$0.20	$0.46	$0.37

MARKET DATA
Book value per common share	$6.04	$5.81	$5.61	$5.41	$5.28	$6.04	$5.28
Tangible book value per common share	$6.04	$5.81	$5.61	$5.41	$5.28	$6.04	$5.28
Market value per common share	$10.26	$9.94	$9.62	$11.71	$12.14	$10.26	$12.14
Average basic common shares	34,042,886	34,040,380	34,031,454	34,014,319	34,016,679	34,041,628	34,013,555
Average diluted common shares	34,042,886	34,040,380	34,031,454	34,014,319	34,016,679	34,041,628	34,014,152
Period end common shares	34,042,331	34,044,149	34,045,411	34,014,319	34,014,319	34,042,331	34,014,319

PERFORMANCE RATIOS
Return on average assets	1.62%	1.57%	1.47%	1.43%	1.44%	1.59%	1.34%
Return on average equity	15.94%	15.81%	15.12%	15.12%	15.23%	15.87%	14.24%
Net interest margin (fully taxable equivalent)	3.45%	3.54%	3.46%	3.37%	3.37%	3.50%	3.35%
Efficiency ratio	53.84%	55.23%	51.90%	57.16%	58.88%	54.52%	60.62%
Full-time equivalent employees (period end)	338	332	334	332	339	338	339

ASSET QUALITY
Gross charge-offs	$41	$157	$1,179	$30	$30	$198	$126
Net charge-offs/(recoveries)	$(194)	$(266)	$776	$(108)	$(320)	$(460)	$(495)
Net charge-offs to average loans (annualized)	-0.06%	-0.08%	0.23%	-0.03%	-0.10%	-0.07%	-0.07%
Nonperforming loans	$293	$409	$1,304	$123	$125	$293	$125
Other real estate and repossessed assets	$3,067	$3,261	$3,380	$3,465	$3,872	$3,067	$3,872
Nonperforming loans to total loans	0.02%	0.03%	0.09%	0.01%	0.01%	0.02%	0.01%
Nonperforming assets to total assets	0.17%	0.19%	0.24%	0.19%	0.21%	0.17%	0.21%
Allowance for loan losses	$16,886	$16,892	$16,876	$16,803	$16,695	$16,886	$16,695
Allowance for loan losses to total loans	1.26%	1.22%	1.20%	1.25%	1.26%	1.26%	1.26%
Allowance for loan losses to nonperforming loans	5763.14%	4130.07%	1293.18%	13660.98%	13356.00%	5763.14%	13356.00%

CAPITAL
Average equity to average assets	10.15%	9.93%	9.71%	9.47%	9.44%	10.04%	9.43%
Common equity tier 1 to risk weighted assets (Consolidated)	13.13%	12.55%	12.01%	12.13%	11.83%	13.13%	11.83%
Tier 1 capital to average assets (Consolidated)	12.34%	12.22%	12.12%	11.90%	11.91%	12.34%	11.91%
Total capital to risk-weighted assets (Consolidated)	16.78%	16.14%	15.54%	15.79%	15.49%	16.78%	15.49%
Common equity tier 1 to risk weighted assets (Bank)	15.27%	14.66%	14.09%	14.28%	14.01%	15.27%	14.01%
Tier 1 capital to average assets (Bank)	12.01%	11.90%	11.78%	11.56%	11.58%	12.01%	11.58%
Total capital to risk-weighted assets (Bank)	16.36%	15.73%	15.13%	15.36%	15.09%	16.36%	15.09%
Common equity to assets	10.40%	10.29%	9.67%	9.59%	9.60%	10.40%	9.60%
Tangible common equity to assets	10.40%	10.29%	9.67%	9.59%	9.60%	10.40%	9.60%

END OF PERIOD BALANCES
Total portfolio loans	$1,343,512	$1,384,567	$1,405,658	$1,344,683	$1,327,686	$1,343,512	$1,327,686
Earning assets	1,856,962	1,809,469	1,849,630	1,804,672	1,751,167	1,856,962	1,751,167
Total assets	1,978,405	1,925,880	1,975,124	1,919,273	1,872,541	1,978,405	1,872,541
Deposits	1,661,106	1,617,864	1,676,739	1,617,743	1,580,461	1,661,106	1,580,461
Total shareholders' equity	205,519	197,966	190,853	183,976	179,714	205,519	179,714

AVERAGE BALANCES
Total portfolio loans	$1,367,202	$1,399,464	$1,363,548	$1,325,268	$1,327,408	$1,383,244	$1,321,158
Earning assets	1,860,353	1,833,924	1,806,229	1,799,600	1,756,909	1,847,211	1,743,815
Total assets	1,978,880	1,948,301	1,918,543	1,915,655	1,872,559	1,963,675	1,859,309
Deposits	1,667,580	1,646,268	1,618,861	1,614,151	1,575,408	1,656,983	1,556,497
Total shareholders' equity	200,888	193,463	186,361	181,329	176,749	197,196	175,339